              As filed with the Securities and Exchange Commission
                             on February 13, 1998
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                             KEEBLER FOODS COMPANY
             (Exact name of registrant as specified in its charter)


           Delaware                             36-1894790
     (State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)


                                677 Larch Avenue
                           Elmhurst, Illinois  60126
                                 (630) 833-2900

    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                      1996 STOCK PURCHASE AND OPTION PLAN
                              (Full title of plan)


          Thomas E. O'Neill                      Copy to:
          Vice President, Secretary and          Bruce A. Toth, Esq.
          General Counsel                        John L. MacCarthy, Esq.
          Keebler Foods Company                  Winston & Strawn
          677 Larch Avenue                       35 West Wacker Drive
          Elmhurst, Illinois  60126              Chicago, Illinois 60601
          (630) 833-2900                         (312) 558-5600


     (Name, address, including ZIP code, and
     telephone number, including area code,
     of agent for service)

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------


                                                  Proposed        Proposed
Title of securities   Amount to be          maximum offering      maximum aggregate       Amount of
to be registered      registered            price per share (a)   offering price (a)      registration fee
--------------------------------------------------------------------------------------------------------------
   Common Stock,
     par value
   $.01 per share       9,673,594 shrs.         $  27.00           $  261,187,038            $  77,051
==============================================================================================================

(a) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock, par value $.01 per share, of Keebler Foods Company on the New York Stock Exchange on February 6, 1998.

                                     PART I
                            INFORMATION REQUIRED IN
                            SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Keebler Foods Company (the "Company") are incorporated herein by reference:

     (a) The Company's Prospectus as filed with the Commission on February 2, 1998 under the Securities Act, containing audited financial statements for the Company's fiscal year 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referenced above.

     (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which is contained in the registration statement on Form 8-A filed with the Commission on December 12, 1997 under the Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 001-13705), including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

                  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

        The Company is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware Law ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        As permitted by Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) pursuant to Section 174 of the Delaware Law, or (iv) for any transaction from which a director derived an improper personal benefit.

        The Company's Bylaws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

                   Not applicable.


ITEM 8.  EXHIBITS
         --------



Exhibit
Number                Description of Exhibit
------                ----------------------

4.01 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Commission (Commission File No. 333-42075) on December 12, 1997, as amended (the "Registration Statement"), and hereby incorporated by reference)

4.02                  Amended and Restated By-laws of the Company (filed as
                      Exhibit 3.2 to the Registration Statement and hereby incorporated by reference)

4.03                  1996 Stock Purchase and Option Plan (filed as Exhibit
                      10.12 to the Registration Statement and hereby incorporated by reference)

*5.01 Opinion of Winston & Strawn as to the legality of the securities being registered

*23.01 Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.01)

*23.02                Consent of Coopers & Lybrand L.L.P.

*23.03                Consent of Deloitte & Touche LLP

24.01                 Powers of Attorney (included on signature page)



-----------------
* Filed herewith.

ITEM 9. UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Elmhurst, State of Illinois, on February 13, 1998.

                                KEEBLER FOODS COMPANY


                                By:  /s/ Sam K. Reed
                                   ------------------------------------------
                                                Sam K. Reed
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned directors and executive officers of Keebler Foods Company do hereby constitute and appoint E. Nichol McCully and Thomas E. O'Neill, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable Keebler Foods Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments (including pre-effective and post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 1998.




           Signature                                      Title
           ---------                                      -----


/s/ Sam K. Reed               President, Chief Executive Officer (Principal
--------------------------    Executive Officer) and Director
 Sam K. Reed


/s/ E. Nichol McCully         Chief Financial Officer and Senior Vice President -
--------------------------    Finance (Principal Financial Officer)
 E. Nichol McCully


/s/ James T. Spear            Vice President Finance and Corporate Controller
--------------------------    (Principal Accounting Officer)
 James T. Spear


/s/ Sacha Lainovic
--------------------------
 Sacha Lainovic               Director


/s/ Raymond Debbane
--------------------------
 Raymond Debbane              Director

                              POWER OF ATTORNEY


        The undersigned directors and executive officers of Keebler Foods Company, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of its Common Stock, par value $.01 per share, do hereby constitute and appoint E. Nichol McCully and Thomas
E. O'Neill, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to sign, execute and file a Registration Statement on Form S-8 relating to such securities to be filed with the Securities and Exchange Commission, together with any and all amendments and exhibits thereto, and any and all documents required to be filed with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary to be done to effectuate the same, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 13, 1998.


           Signature                                      Title
           ---------                                      -----


/s/ Robert Crozer
------------------------------
 Robert Crozer                                           Director


/s/ Amos R. McMullian
------------------------------
 Amos R. McMullian                                       Director


/s/ Jimmy Woodward
------------------------------
 Jimmy Woodward                                          Director


/s/ G. Anthony Campbell
------------------------------
 G. Anthony Campbell                                     Director


/s/ Franklin L. Burke
------------------------------
 Franklin L. Burke                                       Director


/s/ C. Martin Wood III
------------------------------
 C. Martin Wood III                                      Director

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
            -------------------------------------------------------



Exhibit
Number   Description of Exhibit                                                      Page
------   ----------------------                                                      ----
4.01     Amended and Restated Certificate of Incorporation of the Company
         (filed as Exhibit 3.1 to the Company's Registration Statement on Form
         S-1 filed with the Commission (Commission File No. 333-42075) on
         December 12, 1997, as amended (the "Registration Statement"), and hereby incorporated by reference)

4.02 Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Registration Statement and hereby incorporated by reference)

4.03     1996 Stock Purchase and Option Plan (filed as Exhibit 10.12 to the
         Registration Statement and hereby incorporated by reference)

*5.01 Opinion of Winston & Strawn as to the legality of the securities being registered

*23.01   Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.01)

*23.02   Consent of Coopers & Lybrand L.L.P.

*23.03   Consent of Deloitte & Touche LLP

24.01    Powers of Attorney (included on signature page)

-----------------
* Filed herewith.